EXHIBIT 10.19

                               HEADS OF AGREEMENT

This 7th day of June, 1999, Solpower Corporation, a Nevada corporation ("Solpower"), has agreed to acquire the assets and liabilities of Solpower Australia Pty Ltd., an Australian corporation ("AUS"), under the terms and conditions stated in this Heads of Agreement (the "Agreement"). Until, if and when the parties execute additional and/or superseding documents specifically referencing this Agreement, the Parties herein shall proceed in good faith according to the purpose and intent as stated herein:

1. Solpower and AUS shall agree upon an opening balance sheet and an interim financial statement for AUS, which shall form the basis of the representations by AUS and rationale for the acquisition of the assets and liabilities of AUS by Solpower. The purchase specifically excludes the acquisition or assumption by Solpower of any otherwise undisclosed AUS liabilities.

2.   AUS shall continue and operate as a separate division of Solpower.

3. The assets and liabilities of AUS shall be substantially be the same as those contained in the interim financial statements of attached hereto as Appendix A.

4. Solpower, or a designated agent, shall be entitled to conduct such due diligence, and obtain a Fairness Opinion, as in its sole discretion deems necessary to verify the accuracy and adequacy of all the financial information and materials provided Solpower by AUS. In the event of an audit of the financial statements is necessary, the costs shall be shared equally by Solpower and AUS.

5. In consideration for the acquisition of AUS, Solpower shall issue to the stockholders of AUS up to four million (4,000,000) common shares of Solpower or such lesser amount of common shares of Solpower as agreed upon between the Parties, but not less than three million (3,000,000) common shares of Solpower.

6. Solpower will provide the necessary business and marketing development funds upon a business plan and funding schedule approved in advance by Solpower and AUS. The business plan shall include all estimated revenues, expenses and capital expenditures as well as provide for timely submission of future budgets and ongoing financial reporting to Solpower. In the event that a lesser funding amount is required to achieve the estimated revenue, then Solpower shall only be required to contribute a corresponding lesser amount.

7. Incentive stock options shall be granted to key personnel and management of AUS under the terms, conditions and vesting requirements as set by the Compensation Committee of the Solpower Corporation Stock Option and
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     Incentive  Plan.  Such amount of  options,  terms,  conditions  and vesting
     requirements  to  encompass   certain  financial  results  and  operational
     expectations as detailed and agreed upon thereon.

8. The officers and employees of AUS shall execute appropriate agreements regarding non-disclosure, non-competition, inventions and confidentiality with respect to the products and other business of Solpower and its affiliates, the terms and conditions of which shall be substantially similar to those contained in Appendix B.

9. AUS shall each provide evidence satisfactory to Solpower that all requisite shareholder, board and regulatory approvals have been obtained to enter into this Agreement and all related agreements .

10. Closing shall occur on or before twenty-one (21) business days from the submission by AUS of the information requested by Solpower necessary to conduct its due diligence and Fairness Opinion as contemplated in Item 4 above. In the event of any reasonable delay, the parties agree to grant the necessary extensions to accommodate an adequate opportunity for completion of due diligence and Fairness Opinion by and for Solpower.

11. Any amounts are expressed in US dollars and any amounts calculated in Australian dollars for AUS for purposes of this Agreement will be converted at the foreign exchange rate prevailing at the time of closing.

IN  WITNESS   WHEREOF  the  parties   hereto   executed   this   Memorandum   of
Understanding/Heads of Agreement on the day and date first stated and shall abide by its terms and conditions in good faith.

The common seal of
SOLPOWER CORPORATION
was hereto affixed by authority
of the Board of Directors in the
presence of:

       /s/ James H. Hirst                                           C/S
-----------------------------------
President & Chief Executive Officer

The common seal of SOLPOWER
AUSTRALIA PTY LTD was hereto
affixed by authority of the Board
of Directors in the presence of:

         /s/ Peter Voss                                              C/S
-----------------------------------
   Chairman & Managing Director

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